Exhibit 99.3
Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is based upon the historical financial statements of TierOne Corporation (“Company”) and United Nebraska Financial Co. (“UNFC”), after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the notes that follow the unaudited pro forma financial statements. The unaudited pro forma financial information should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

The unaudited pro forma financial information was prepared to illustrate the effects of the Company’s acquisition of UNFC and the financing related to the transaction. The unaudited pro forma financial information consists of the following: (1) unaudited pro forma condensed balance sheets of the Company and UNFC as of December 31, 2003; (2) unaudited pro forma condensed statements of income of the Company and UNFC for the year ended December 31, 2003; and (3) unaudited pro forma condensed statements of income of the Company and UNFC for the nine months ended September 30, 2004.

The Company acquired all of the issued and outstanding capital stock of UNFC, the parent company of United Nebraska Bank(“UNB”), in accordance with a Stock Purchase Agreement, dated as of March 30, 2004, by and among the Company, UNFC and the shareholders of UNFC. Pursuant to the purchase agreement, the aggregate purchase price for the acquisition was approximately $97.3 million. The purchase price for the acquisition was funded through available cash and borrowings from the Federal Home Loan Bank(“FHLB”). The effective date of the acquisition was August 27, 2004 and the operations from the acquisition date to September 30, 2004 are reflected in the Company’s financial statements.

The terms of the acquisition called for UNFC to divest itself of all non-bank assets other than cash and liabilities except for tax deferred tax assets, deferred tax liabilities and a $7.0 million junior subordinated debenture. UNFC was also required to divest itself of its ownership interests in United Arizona Bank. The following unaudited pro forma condensed statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004 reflect these pre-acquisition conditions as if they were completed as of January 1, 2003.

The following unaudited pro forma balance sheets and pro forma financial information has been prepared as if the acquisition had been consummated as of January 1, 2004. The unaudited pro forma financial information is presented for informational purposes only. The unaudited pro forma financial information is not necessarily indicative of actual results of operations and does not reflect potential synergies, integration costs and other such costs or savings, and is not indicative of future results.

Exhibit 99.3
TierOne Corporation and United Nebraska Financial Co.
Unaudited Pro Forma Condensed Balance Sheets
December 31, 2003

(Dollars in thousands, except per share data)	TierOne Corporation	United Nebraska Financial Co.	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$34,901	$46,634	$(4,693	) A	$76,842
Investment securities:
Held to maturity	142	1,915	(1,915	) B	142
Available for sale	43,515	124,504	627	C	168,646
Mortgage-backed securities:
Held to maturity	--	37,059	(37,059	) D	--
Available for sale	15,712	2,069	37,065	E	54,846
Net loans receivable	2,016,596	292,807	723	F	2,310,126
Federal Home Loan Bank stock	37,143	--	1,306	G	38,449
Premises and equipment, net	27,587	8,100	1,241	H	36,928
Other intangible assets, net	--	--	12,500	I	12,500
Goodwill	--	4,860	41,462	I	46,322
Other assets	32,272	8,419	(340)	J	40,351

Total assets	$2,207,868	$526,367	$50,917		$2,785,152

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,216,763	$422,505	$485	K	$1,639,753
Other borrowings	645,696	51,146	94,576	L	791,418
Other liabilities	50,320	920	7,652	M	58,892

Total liabilities	1,912,779	474,571	102,713		2,490,063

Shareholders' equity:
Preferred stock, $0.01 par value	--	--		--
Common stock, $0.01 par value	226	48	(48	) N	226
Additional paid-in capital	354,054	2,111	(2,111	) N	354,054
Retained earnings	25,833	49,090	(49,090	) N	25,833
Treasury stock, at cost	(53,613)	--	--		(53,613)
Unallocated common stock held by
Employee Stock Ownership Plan	(16,179)	--	--		(16,179)
Unearned common stock held by
Management Recognition and
Retention Plan	(14,982)	--	--		(14,982)
Accumulated other
comprehensive income (loss), net	(250)	547	(547	) N	(250)

Total shareholders' equity	295,089	51,796	(51,796)		295,089

Commitments and contingent liabilities

Total liabilities and shareholders' equity	$2,207,868	$526,367	$50,917		$2,785,152

See accompanying notes to pro forma financial information.

Exhibit 99.3
TierOne Corporation and United Nebraska Financial Co.
Unaudited Pro Forma Condensed Statements of Income
For the Year Ended December 31, 2003

	For the Year Ended December 31, 2003
(Dollars in thousands, except per share data)	TierOne Corporation	United Nebraska Financial Co.	Pro Forma Adjustments		Pro Forma
Interest income:
Loans receivable	$106,900	$20,952	$(210	) O	$127,642
Investment securities and other interest	3,920	5,725	(3	) P	9,642

Total interest income	110,820	26,677	(213)		137,284

Interest expense:
Deposits	22,832	6,557	(485	) Q	28,904
Other borrowings	18,039	1,601	1,518	R	21,158

Total interest expense	40,871	8,158	1,033		50,062

Net interest income	69,949	18,519	(1,246)		87,222
Provision for loan losses	4,271	1,172	--		5,443

Net interest income after
provision for loan losses	65,678	17,347	(1,246)		81,779

Noninterest income:
Fees and service charges	9,117	3,973	--		13,090
Net gain on loans held for sale	7,690	1,097	--		8,787
Other operating income	3,052	1,622	--		4,674

Total noninterest income	19,859	6,692	--		26,551

Noninterest expense:
Salaries and employee benefits	28,238	9,336	--		37,574
Occupancy, net	5,667	2,022	83	S	7,772
Data processing	1,680	299	--		1,979
Advertising	3,390	426	--		3,816
Other operating expense	8,545	3,212	1,919	T	13,676

Total noninterest expense	47,520	15,295	2,002		64,817

Income before income taxes	38,017	8,744	(3,248)		43,513
Income tax expense	14,202	2,408	(1,212	) U	15,398

Net income	$23,815	$6,336	$(2,036)		$28,115

Net income per common share, basic	$1.18	$13.12	$--		$1.39

Net income per common share, diluted	$1.16	$13.12	$--		$1.37

Dividends declared per common share	$--	$--	$--		$--

Average common shares outstanding, basic (000's)	20,248	483	(483)		20,248

Average common shares outstanding, diluted (000's)	20,481	483	(483)		20,481

See accompanying notes to pro forma financial information.

Exhibit 99.3
TierOne Corporation and United Nebraska Financial Co.
Unaudited Pro Forma Condensed Statements of Income
For the Nine Months Ended as of September 30, 2004

(Dollars in thousands, except per share data)	TierOne Coroporation for the Nine Months Ended September 30, 2004	United Nebraska Financial Co. Year-to-Date Through August 27, 2004	Pro Forma Year- to-Date Adjustments Through August 27, 2004		Pro Forma September 30, 2004
Interest income:
Loans receivable	$83,978	$12,477	$(140	) O	$96,315
Investment securities and other interest	3,204	3,588	(2	) P	6,790

Total interest income	87,182	16,065	(142)		103,105

Interest expense:
Deposits	18,458	3,031	(388	) Q	21,101
Other borrowings	14,981	1,122	1,027	R	17,130

Total interest expense	33,439	4,153	639		38,231

Net interest income	53,743	11,912	(781)		64,874
Provision for loan losses	2,961	56	--		3,017

Net interest income after
provision for loan losses	50,782	11,856	(781)		61,857

Noninterest income:
Fees and service charges	12,025	3,352	--		15,377
Net gain on loans held for sale	1,428	258	--		1,686
Other operating income	3,575	1,169	--		4,744

Total noninterest income	17,028	4,779	--		21,807

Noninterest expense:
Salaries and employee benefits	24,596	7,407	--		32,003
Occupancy, net	4,728	1,795	55	S	6,578
Data processing	1,516	215	--		1,731
Advertising	2,426	145	--		2,571
Other operating expense	7,236	1,463	1,172	T	9,871

Total noninterest expense	40,502	11,025	1,227		52,754

Income before income taxes	27,308	5,610	(2,008)		30,910
Income tax expense	10,186	1,719	(749	) U	11,156

Net income	$17,122	$3,891	$(1,259)		$19,754

Net income per common share, basic	$1.01	$8.04	$--		$1.16

Net income per common share, diluted	$0.99	$8.04	$--		$1.14

Dividends declared per common share	$0.15	$--	$--		$0.15

Average common shares outstanding, basic (000's)	16,999	484	(484)		16,999

Average common shares outstanding, diluted (000's)	17,310	484	(484)		17,310

See accompanying notes to pro forma financial information.

Note 1 — Basis of Presentation

TierOne Corporation (“Company”) is a Wisconsin corporation headquartered in Lincoln, Nebraska. TierOne Corporation is the holding company for TierOne Bank. The Company acquired United Nebraska Financial Co. (“UNFC”) a multi-bank holding company engaged in commercial banking operations in Nebraska on August 27, 2004. As of the acquisition date, the only banking operation owned by UNFC was United Nebraska Bank (“UNB”) headquartered in Grand Island Nebraska. The Company’s and UNFC’s fiscal year end is December 31.

The effective date of the acquisition was August 27, 2004 and the operations from the acquisition date to September 30, 2004 are reflected in the Company’s financial statements.

The terms of the acquisition called for UNFC to divest itself of all non-bank assets other than cash and liabilities except for tax deferred tax assets, deferred tax liabilities and a $7.0 million junior subordinated debenture. UNFC was also required to divest itself of its ownership interests in United Arizona Bank.

The following unaudited pro forma condensed statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004 have been prepared as if the acquisition had been consummated as of January 1, 2003. The unaudited condensed financial statements are based on the historical financial statements of the Company and UNFC after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the notes that follow and should be read in conjunction with the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma condensed financial statements are summarized as follows:

(i)     Estimated fair values – Estimated fair value of loans were determined by a third party based on discounted cash flows of the loans using current interest rates. Estimated fair value of time deposits was determined by a third party based on discounted cash flows of the time deposits using current interest rates. Federal Home Loan Bank (“FHLB”) advances were adjusted to their estimated fair market value. Premises and equipment were adjusted to their fair market value. Estimated core deposit intangible was determined by a third party using the income stream approach that attempts to value the core deposit intangible by analyzing the cost benefit of having the deposit based at the “all in” cost of funds.

(ii)     Income taxes – A net deferred liability was recorded equal to the deferred tax consequences associated with the difference between the tax basis and the book basis of the assets acquired and liabilities assumed using the Company’s estimated effective tax rate of 37.3% for 2004.

Certain reclassifications have been made to UNFC’s historical financial information in order to conform to the Company’s financial presentation.

The accompanying interim pro forma condensed financial statements for the nine months ended September 30, 2004 have not been audited by independent auditors. The results of operations for the nine months ended September 30, 2004 do not reflect potential synergies, integration costs and other such costs or savings, and are not necessarily indicative of the results which may be expected for the entire calendar year 2004.

The Company is finalizing its third-party valuations of certain intangible assets; thus, the allocation of the purchase price is subject to change.

Note 2 — Pro Forma Adjustments related to Financial statements

(A)	Pro Forma Adjustment Related to Cash and Equivalents

The terms of the purchase agreement call for the Company to pay the UNFC shareholders any cash balances held at UNFC that exceed $4.0 million. If the transaction was executed as of January 1, 2004, the Company would have paid UNFC Shareholders $693,000 and the remaining $4.0 million of cash would be used to reduce the borrowings associated with the acquisition.

(B)	Pro Forma Adjustments Related to Investments Held to Maturity

All investments classified as held to maturity by UNFC were reclassified to available for sale and adjusted under the purchase method of accounting to their fair value of $1,933,000 as of December 31, 2003 which exceeded historical (book) value of $1,915,000 by $18,000 based on market prices reported by UNFC in the notes to its audited December 31, 2003 financial statements.

(C)	Pro Forma Adjustments Related to Investments Available for Sale

Amount
Investments reclassified from held to maturity (at fair value)	$1,933,000
Investments in FHLB Stock, reclassified	(1,306,000)

Total adjustment to investments available for sale	$627,000

All premiums and discounts will be amortized using the level yield method over the life of the securities.

(D)	Pro Forma Adjustments Related to Mortgage-Backed Securities Held to Maturity

All mortgage-backed securities classified as held to maturity by UNFC were reclassified to available for sale and adjusted under the purchase method of accounting to their fair value of $37,065,000 as of December 31, 2003, which exceeded historical (book) value of $37,059,000 by $6,000 based on market prices reported by UNFC in the notes to its audited December 31, 2003 financial statements. All premiums and discounts will be amortized using the level yield method over the life of the securities.

(E)	Pro Forma Adjustments Related to Mortgage-Backed Securities Available for Sale

Investments reclassified from held to maturity $37,065,000 - at fair value

All premiums and discounts will be amortized using the level yield method over the life of the securities.

(F)	Pro Forma Adjustments Related to Net Loans Receivable

Under the purchase method of accounting, net loans receivable were adjusted to their fair market values as follows:

	Amount	Amortization Basis
Mark-to-market on all loans classified held to maturity	$1,589,000	Amortized
Mark-to-market on loans reclassified to held for sale	(866,000)	Not Amortized

Total pro forma adjustments to net loans receivable	$723,000

The fair value adjustment on loans held to maturity will be amortized over the estimated life of the loans which was estimated to be approximately 98 months using the straight-line amortization method.

(G)	Pro Forma Adjustments Related to FHLB Stock

UNFC’s FHLB Stock was reclassified from investments available for sale to FHLB Stock in order to make the reporting of this asset consistent with the Company’s classification.

(H)	Pro Forma Adjustments Related to Premises and Equipment, net

Under the purchase method of accounting, premises and equipment were adjusted to their fair market values as follows:

	Amount	Amortization Basis
Fair value adjustment on premises	$1,663,000	Amortized
Fair value adjustment on automobiles	147,000	Amortized
Fair value adjustment on furniture and fixtures	(569,000)	Not Amortized

Total fair value adjustments on premises and equipment	$1,241,000

The fair value adjustment of premises will be amortized as an additional depreciation adjustment over an estimated remaining life of 20 years using the straight-line amortization method. The fair value adjustment on automobiles will be amortized as an additional depreciation adjustment over an estimated remaining life of three years using the straight-line amortization method. The furniture and fixtures’ adjustment of $569,000 represents the write-down of selected assets to a zero value.

(I)	Pro Forma Adjustments to Goodwill and Other Intangible Assets

Purchase accounting adjustments are estimated as follows:

(Dollars in thousands)	Amount
UNFC's net assets - historical as of December 31, 2003	$51,796
Fair value adjustments to UNFC's balance sheet(1):
Eliminations of UNFC's goodwill	(4,860)
Fair value adjustments on investments	24
Fair value adjustments on loans	723
Fair value adjustments on premises and equipment	1,241
Fair value adjustments on other assets	(340)
Fair value adjustments on core deposit intangible	12,500
Fair value adjustments of FHLB advances	(1,274)
Fair value adjustments of time deposits	(485)
Tax effect of fair value adjustments	(5,373)
Cash at UNFC in excess of $4.0 returned to UNFC shareholders	(693)
Accrued transaction costs (2)	(2,279)

Net assets acquired	$50,980

(1)	Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.

(2)	Schedule of transaction costs:

(Dollars in thousands)	Amount
Professional services	$1,080
Acquistion-related compensation and severance pay	329
Other costs	870

Total transaction costs	$2,279

The excess of cost over the fair value of net assets acquired is set forth below:

(Dollars in thousands)	Amount
Total cost of stock purchase (cash)	$97,302
Net assets acquired	(50,980)

Goodwill acquired	$46,322
Core deposit intangible	12,500

Total goodwill and core deposit intangible	$58,822

(J)	Pro Forma Adjustments Related to Other Assets

Other assets and prepaid assets were adjusted by $340,000 to adjust selected assets to their fair value as of the acquisition date under the purchase method of accounting.

(K)	Pro Forma Adjustments Related to Deposits

Deposits were increased by $485,000 to reflect the fair value adjustment on UNFC’s time deposits as of the acquisition date under the purchase method of accounting. The deposit fair value adjustment will be amortized over their estimated life, which was 10 months using the straight-line amortization method.

(L)	Pro Forma Adjustments Related to Other Borrowings

The Company borrowed $93,302,200 of FHLB advances and used $4.0 million of excess UNFC cash to fund the purchase of all outstanding shares of stock of UNFC.

The fair value adjustment for UNFC’s FHLB advances was determined to be $1,274,000 as of the acquisition date. The FHLB advances fair value adjustment will be amortized over an estimated life of 60 months using the straight-line amortization method.

(M)	Pro Forma Adjustments Related to Other Liabilities

Other liabilities were adjusted under the purchase method of accounting to reflect the increase in deferred taxes related to the fair value adjustments and to reflect the accrual of all acquisition costs.

(N)	Pro Forma Adjustments Related to Shareholders’ Equity

Shareholders’equity accounts of UNFC, representing the book value of net assets acquired, are eliminated.

(O)	Pro Forma Adjustments Related to Interest Income on Net Loans Receivable

Amortization of the $1,589,000 increase in loans held to maturity as described in note (F), above, will be amortized over approximately 98 months resulting in a reduction of interest income of $140,000 over eight months and $210,000 over a twelve month period.

(P)	Pro Forma Adjustments Related to Interest Income on Investment Securities

Amortization of the $24,000 increase in investments based on fair values as described in Notes (C) and (E), above, resulting in a reduction in interest income of $2,000 for eight months and $3,000 over a twelve month period.

(Q)	Pro Forma Adjustments Related to Interest Expense on Deposits

Amortization of the $485,000 increase in deposits as described in Note (K), above, will be amortized over approximately 10 months, resulting in a reduction of interest expense of $388,000 for eight months and $485,000 over a twelve month period.

(R)	Pro Forma Adjustment Related to Interest Expense on Other Borrowings

Amortization of the $1,274,000 increase in FHLB advances as described in Note (L), above, will be amortized over approximately 60 months, resulting in a reduction of interest expense of $170,000 for eight months and $255,000 over a twelve month period.

Additional interest expense on $93.3 million of borrowings to fund the acquisition was estimated to be $1,197,000 for eight months and $1,773,000 for twelve months.

(S)	Pro Forma Adjustments Related to Occupancy Costs

Amortization of the $1,663,000 increase in the value of premises as described in Note (H), above, will be amortized over approximately 240 months, resulting in an increase in occupancy costs of $55,000 for eight months and $83,000 over a twelve month period.

(T)	Pro Forma Adjustments Related to Other Operating Costs

Amortization of the $12,500,000 increase in the value of core deposit intangible as described in Note (I), above, over 120 months which results in a increase in other operating costs by $1,870,000 over the first twelve month amortization period.

Amortization of the $147,000 increase in automobile value as described in Note (H), above, will be amortized over approximately 36 months, resulting in a increase in occupancy costs of $33,000 for eight months and $49,000 over a twelve month period.

(U)	Pro Forma Adjustments Related to Income Tax Expense

Reflects the tax effect of the pro forma adjustments using the Company’s estimated effective rate of 37.3% for 2004.

The following table summarizes the estimated impact of the amortization of purchase accounting adjustments made in connection with the acquisition of UNFC on the Company’s results of operations for the following years (dollars in thousands):

Projected Future Amounts at December 31,	Interest Income	Interest Expense	Core Deposit Intangible	Other Costs	Net Decrease in Income Before Taxes
2004	$(213)	$740	$(1,870)	$(132)	$(1,475)
2005	(213)	255	(1,766)	(132)	(1,856)
2006	(213)	255	(1,655)	(132)	(1,745)
2007	(213)	255	(1,537)	(83)	(1,578)
2008	(213)	254	(1,409)	(83)	(1,451)
2009 and after	(671)	--	(4,263)	(1,248)	(6,182)